Exhibit 99.1

CONTACT:	Janine Dusossoit Vice President, Corporate Communications Safeguard Scientifics, Inc. 610-975-4952
SAFEGUARD ANNOUNCES 32% INCREASE
IN THIRD QUARTER 2005 REVENUES
Information Technology Group Achieves Positive Operating Cash Flow
Wayne, PA, November 2, 2005 — Safeguard Scientifics, Inc. (NYSE: SFE), a strategic growth partner for information technology and life sciences companies, today announced its operating results for the third quarter of 2005.
“Our businesses continue to gain traction in their respective marketplaces,” said Peter J. Boni, Safeguard’s new President and Chief Executive Officer. ”The deal climate is healthy for acquiring new businesses in which we can build value, and we have the right team and balance sheet in place to execute on our plans. It is an exciting time to be at Safeguard and I look forward to building value in our partner companies and for our shareholders.”
For the three months ended September 30, 2005, Safeguard’s consolidated revenues from continuing operations (which included Laureate Pharma for the 2005 periods) were $46.0 million, up 32% from $34.9 million in the third quarter of 2004. Net loss from continuing operations in the third quarter of 2005 was $10.6 million, or $0.09 per share, compared with net loss from continuing operations of $19.1 million, or $0.16 per share in the third quarter of 2004.
For the nine months ended September 30, 2005, Safeguard’s consolidated revenues from continuing operations were $136.9 million, up 20% from $113.8 million in the first nine months of 2004. Net loss from continuing operations in the first nine months of 2005 was $34.4 million or $0.29 per share compared to net loss from continuing operations of $14.6 million or $0.12 per share in the year-ago period. The 2004 results included $40 million of other income primarily associated with sales of companies.
“Alliance, Mantas, Pacific Title and Clarient all recorded solid increases in revenues as well as improved operating results in the third quarter of 2005 compared to the year-ago quarter,” said Christopher Davis, Executive Vice President and Chief Administrative and Financial Officer of Safeguard Scientifics. “In addition, our Information Technology companies as a group achieved positive operating cash flow in the third quarter.”

Alliance Consulting, which provides custom software solutions and IT consulting services to Fortune 2000 clients, achieved a 7% increase in revenues compared to the prior year third quarter, as a result of growth in existing accounts as well as the success of new service offerings.
At Mantas, a leading provider of sophisticated analytic applications that address risk management, fraud detection, anti-money laundering and trading compliance, revenues grew 36% over the prior year third quarter as a result of increased service work at their largest customer and more product license revenue.
Pacific Title, which provides high technology digital and other specialized post-production services to the Hollywood motion picture and television industry, achieved 62% growth in revenues compared to last year’s third quarter, reflecting an increase in trailer production as well as expanded new digital intermediate services.
Revenues at Clarient (NASDAQ: CLRT), a technology and service resource for pathologists, oncologists and the pharmaceutical industry, jumped 91% in the third quarter of 2005 compared to the same period last year. Significant growth at its diagnostic laboratory services business and increased sales of its proprietary ACIS® systems contributed to the gains.
Laureate Pharma, which provides bioprocessing and drug delivery services to support the development and commercialization of pharmaceutical and biopharmaceutical products, contributed $2.1 million of revenue in the third quarter of 2005. Safeguard acquired Laureate Pharma in December 2004.
Mr. Davis added, “Safeguard’s balance sheet remains strong, and we ended the third quarter with $146 million in cash and marketable securities. As Peter mentioned, we are now in a strong position and will continue to both support our partner companies and to identify attractive new opportunities in growing markets.”
Web Cast
Safeguard will host a conference call and Web cast on November 3, 2005 at 9:00 a.m. (ET) to discuss third quarter 2005 results. Interested parties may access the live Web cast through the Safeguard Web site at www.safeguard.com. Web participants are encouraged to go to the site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. A replay of the Web cast will be archived and available at the Web site shortly after the call.
About Safeguard
Safeguard Scientifics, Inc. (NYSE: SFE) is a company advancing the value of revenue-stage information technology and life sciences companies. Safeguard provides growth capital as well as a range of strategic, operating and management resources to help its partner companies build value in their businesses. Safeguard participates in expansion financings, management buyouts, recapitalizations, industry consolidations and early-stage financings. For more information about Safeguard, visit www.safeguard.com.

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Forward-Looking and Cautionary Statements
Except for the historical information and discussions contained herein, statements contained in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Our forward-looking statements are subject to risks and uncertainties. These forward-looking statements that could cause actual results to differ materially, include, among others, managing rapidly changing technologies, limited access to capital, competition, the ability to attract and retain qualified employees, the ability to execute our strategy, the uncertainty of the future performance of our companies, acquisitions and dispositions of companies, the inability to manage growth, compliance with government regulations and legal liabilities, additional financing requirements, labor disputes, the effect of economic conditions in the business sectors in which our companies operate, and other uncertainties described in the Company’s filings with the Securities and Exchange Commission. Many of these factors are beyond our ability to predict or control. In addition, as a result of these and other factors, our past financial performance should not be relied on as an indication of future performance. The Company does not assume any obligation to update any forward-looking statements or other information contained in this press release.

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Safeguard Scientifics, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets
Current Assets
Cash and cash equivalents, restricted cash and marketable securities — Parent	$146,071	$162,378
- Subsidiaries	10,327	19,170
Restricted marketable securities	3,725	3,771
Accounts receivable, net	37,202	37,677
Prepaid expenses and other current assets	21,735	8,974

Total current assets	219,060	231,970

Property and equipment, net	44,280	45,135
Ownership interests in and advances to companies	18,727	35,311
Long-term marketable securities	3,913	11,964
Long-term restricted marketable securities	9,443	13,045
Intangible assets, net	8,044	10,855
Goodwill	93,204	93,049
Other	9,278	12,483

Total Assets	$405,949	$453,812

Liabilities and Shareholders’ Equity
Lines of credit	$18,900	$11,636
Current maturities of long-term debt	3,410	3,820
Other current liabilities	43,260	47,026

Total current liabilities	65,570	62,482

Long-term debt	4,988	11,210
Minority interest	5,749	11,652
Other long-term liabilities	14,958	12,665
Convertible senior debentures	150,000	150,000

Total shareholders’ equity	164,684	205,803

Total Liabilities and Shareholders’ Equity	$405,949	$453,812

Certain prior year amounts have been reclassified to conform to the current year presentation.

Safeguard Scientifics, Inc.
Condensed Consolidated Statements of Operations
(in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenue
Product sales	$1,619	$1,284	$7,125	$5,363
Service sales	44,418	33,652	129,766	108,421

Total revenue	46,037	34,936	136,891	113,784

Operating Expenses
Cost of sales — product	598	858	2,321	3,123
Cost of sales — service	32,219	24,676	93,792	72,833
Selling, general and administrative	21,757	21,965	63,387	69,995
Research and development	3,065	2,983	8,557	9,726
Amortization of intangibles	917	819	2,749	2,728

Total operating expenses	58,556	51,301	170,806	158,405

Operating loss	(12,519)	(16,365)	(33,915)	(44,621)
Other income (loss), net	966	(921)	2,216	39,556
Impairment — related party	—	—	(260)	—
Interest Income	1,377	582	3,656	1,556
Interest expense	(1,672)	(2,208)	(4,772)	(7,886)
Equity loss	(599)	(2,772)	(6,006)	(9,073)
Minority interest	1,849	2,543	4,700	5,885

Net loss from continuing operations before income taxes	(10,598)	(19,141)	(34,381)	(14,583)
Income tax (expense) benefit	(42)	72	(31)	(57)

Net loss from continuing operations	(10,640)	(19,069)	(34,412)	(14,640)
Discontinued operations, net of income taxes	—	(54)	—	(21,578)

Net Loss	$(10,640)	$(19,123)	$(34,412)	$(36,218)

Basic loss per share from continuing operations	$(0.09)	$(0.16)	$(0.28)	$(0.12)
Basic loss per share from discontinued operations	—	—	—	(0.18)

Basic net loss per share	$(0.09)	$(0.16)	$(0.28)	$(0.30)

Diluted loss per share from continuing operations	$(0.09)	$(0.16)	$(0.29)	$(0.12)
Diluted loss per share from discontinued operations	—	—	—	(0.18)

Diluted net loss per share (a)	$(0.09)	$(0.16)	$(0.29)	$(0.30)

Weighted average shares outstanding from continuing operations
Basic and Diluted	120,898	119,965	120,776	119,812

Weighted average shares outstanding from discontinued operations
Basic and Diluted	120,898	119,965	120,776	119,812
Certain prior year amounts have been reclassified to conform to the current year presentation.
As a result of the sale of CompuCom, in October 2004, the results of CompuCom are shown as a discontinued operation for all periods presented.

(a) If a consolidated or equity method company has dilutive options or securities outstanding, dilutive net loss per share is computed first by deducting from net loss the income attributable to the potential exercise of the dilutive options or securities of the company.

Safeguard Scientifics, Inc.
Results of Segment Operations from Continuing Operations
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenues
Alliance	$23,286	$21,749	$66,542	$69,008
Clarient	4,906	2,564	14,122	6,886
Laureate Pharma	2,155	—	8,592	—
Mantas	8,170	5,988	23,343	17,116
Pacific Title	7,520	4,635	24,292	19,496
Other Companies	—	—	—	1,278

Total Segment Results	$46,037	$34,936	$136,891	$113,784

Operating Income (Loss) (a)
Alliance	$(32)	$(1,314)	$(416)	$(3,556)
Clarient	(4,480)	(5,700)	(11,922)	(14,896)
Laureate Pharma	(3,473)	—	(9,373)	—
Mantas	(495)	(2,817)	(2,861)	(11,332)
Pacific Title	616	(1,311)	3,831	947
Other Companies	—	—	—	(1,396)

Total Segment Results	(7,864)	(11,142)	(20,741)	(30,233)
Other Items	(4,655)	(5,223)	(13,174)	(14,388)

	$(12,519)	$(16,365)	$(33,915)	$(44,621)

Safeguard Share of Net Income (Loss) from Continuing Operations (b)
Alliance	$(242)	$(1,393)	$(977)	$(3,768)
Clarient	(2,709)	(3,374)	(7,241)	(9,220)
Laureate Pharma	(3,585)	—	(9,628)	—
Mantas	(494)	(2,865)	(2,867)	(11,704)
Pacific Title	594	(1,098)	4,042	870
Other Companies (c)	305	(4,000)	(5,201)	31,571

Total Segment Results	(6,131)	(12,730)	(21,872)	7,749
Other Items (d)	(4,509)	(6,339)	(12,540)	(22,389)

Net Loss from Continuing Operations	$(10,640)	$(19,069)	$(34,412)	$(14,640)

(a)	Operating Income (Loss) represents the revenues less operating expenses of each segment, and excludes any allocation to minority interest.

(b)	Safeguard Share of Net Income (Loss) from Continuing Operations includes the net results of each segment, including interest, adjusted for any amount allocated to minority interest.

(c)	Other Companies includes those companies in which Safeguard has less than a majority interest, as well as our ownership in funds. Our share of Other Companies consists primarily of equity income (loss) and gains (loss) on companies, both of which are reported below the operating income (loss) line.

(d)	Other Items includes corporate expenses and income taxes.